UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☒	Soliciting Material Pursuant to §240.14a-12

MASSEY ENERGY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following press release was issued by Massey Energy Company on April 10, 2006.
FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Vice President, Investor Relations

(804) 788-1824

MASSEY ENERGY ANNOUNCES

CONFERENCE CALL/WEBCAST

Richmond, Virginia, April 10, 2006 - Massey Energy Company (NYSE: MEE) announced today that it will hold a conference call to provide an update on its operations, review the Company’s long-term strategy to increase shareholder value, and address the forthcoming proxy vote to be held at the Company’s annual shareholder meeting on May 16, 2006. The Company will address shareholder questions on these topics.

The public is invited to listen to the conference call broadcast live on the Internet on Thursday, April 13, 2006 at 11:00 a.m. Eastern Time.

Details

What:	Massey Energy’s Conference Call

Date:	Thursday, April 13, 2006

Time:	11:00 a.m. ET

How:	Log on to the Web
1.) Go to the URL http://www.masseyenergyco.com
2.) Go to Investor Relations, select Webcasts/Presentations

Replay:	A replay of the conference call will be available on Massey Energy’s website through May 15, 2006.

If you have any questions, please call Massey’s Investor Relations department at (804) 788-1805.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal producer by revenue in the United States.

Important Information

The Company has filed with the Securities and Exchange Commission a preliminary Proxy Statement in connection with its 2006 Annual Meeting of Shareholders, and advises its security holders to read the important information contained therein. Security holders may obtain a free copy of the preliminary Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at http://www.sec.gov. The preliminary Proxy Statement and these other documents may also be obtained free of charge from the Company’s website at www.masseyenergyco.com, or by directing a request to Massey Energy Company, Attention: Investor Relations, P.O. Box 26765, Richmond, VA 23261.

Certain Information Regarding Participants

The Company, its directors and certain officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with its 2006 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its preliminary Proxy Statement dated March 31, 2006, each of which is filed with the SEC.

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